Exhibit 99.2

NOTICE OF GUARANTEED DELIVERY

TO EXCHANGE 4.875% NOTES DUE 2012

REGISTERED UNDER THE SECURITIES ACT OF 1933

FOR

ALL OF THE OUTSTANDING UNREGISTERED

4.875% NOTES DUE 2012

OF

NUCOR CORPORATION

This form or one substantially equivalent hereto must be used by registered holders of outstanding 4.875% Notes due 2012 (the “Old Notes”) who wish to tender their Old Notes in exchange for a like principal amount of 4.875% Notes due 2012 that have been registered under the Securities Act of 1933 (the “Registered Notes”) pursuant to the exchange offer described in the Prospectus dated               , 2003 (the “Prospectus”) and the related Letter of Transmittal (the “Letter of Transmittal”) if (i) the holder’s Old Notes are not immediately available, (ii) such holder cannot deliver its Old Notes and Letter of Transmittal (and any other documents required by the Letter of Transmittal) to The Bank of New York (the “Exchange Agent”) prior to 5:00 p.m., New York City time, on               , 2003 (the “Expiration Date”) or (iii) the procedures for book-entry transfer cannot be completed by the Expiration Date. This Notice of Guaranteed Delivery may be delivered by overnight or hand delivery service or sent by facsimile transmission (receipt confirmed by telephone and an original delivered by guaranteed overnight courier) or mail to the Exchange Agent. See “The Exchange Offer—Procedures for Tendering” and “—Guaranteed Delivery Procedures” in the Prospectus. In addition, in order to utilize the guaranteed delivery procedure to tender Old Notes pursuant to the Exchange Offer, a completed, signed and dated Letter of Transmittal and all other documents required by the Letter of Transmittal must be received by the Exchange Agent within three New York Stock Exchange (“NYSE”) trading days after the Expiration Date. Capitalized terms used but not defined herein shall have the same meaning given them in the Prospectus.

THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON                             , 2003, UNLESS EXTENDED BY NUCOR CORPORATION.

The Bank of New York,

as Exchange Agent

By Registered or Certified Mail:	By Hand or Overnight Courier:
Corporate Trust Operations	Corporate Trust Operations
Reorganization Unit	Reorganization Unit
101 Barclay Street – 7 East New York, NY 10286	101 Barclay Street – 7 East New York, NY 10286
Attention: Kin Lau	Attention: Kin Lau

By Facsimile:

(212) 298-1915

(For Eligible Institutions Only)

By Telephone:

(212) 815-3750

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION VIA A FACSIMILE TRANSMISSION TO A NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN ELIGIBLE INSTITUTION (AS DEFINED IN THE PROSPECTUS AND THE LETTER OF TRANSMITTAL), SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED ON THE LETTER OF TRANSMITTAL FOR GUARANTEE OF SIGNATURES.

Ladies and Gentlemen:

Upon the terms and subject to the conditions of the Exchange Offer set forth in the Prospectus, receipt of which is hereby acknowledged, and of the related Letter of Transmittal, the undersigned hereby tenders to Nucor Corporation (the “Company”) the principal amount of Old Notes indicated below.

DESCRIPTION OF SECURITIES TENDERED

Name of Tendering Holder	Name and Address of Registered Holder as it appears on the Old Notes (Please Print)	Certificate Number(s) for Old Notes Tendered*	Principal Amount of Old Notes Tendered**

PLEASE SIGN HERE

Signature(s) of Owner	Date

* Need not be completed by book-entry holders.

** Unless otherwise indicated, the holder will be deemed to have tendered the full aggregate principal amount represented by such Old Notes. See Instruction 2 of the Letter of Transmittal. Old Notes tendered hereby must be in denominations or principal amount at maturity of $1,000 or any integral multiple thereof. See Instruction 1 of the Letter of Transmittal.

Must be signed by the holder(s) of Old Notes as their name(s) appear(s) on certificates for Old Notes or on a security position listing, or by person(s) authorized to become registered holder(s) by endorsement and documents transmitted with this Notice of Guaranteed Delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must set forth his or her full title below.

Please print name(s) and address(es)

Name(s):

Capacity:
Address(es):

Area Code and Telephone Number(s):

/ / The Depository Trust Company

(Check if Old Notes will be tendered by book-entry transfer)

Account Number:

THE GUARANTEE ON THE FOLLOWING PAGE MUST BE COMPLETED.

THE FOLLOWING GUARANTEE MUST BE COMPLETED

GUARANTEE OF DELIVERY

(NOT TO BE USED FOR SIGNATURE GUARANTEE)

The undersigned, an “eligible guarantor” institution within the meaning of Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, including (as such terms are defined therein) (i) a bank; (ii) a broker, dealer, municipal securities broker or dealer or government securities broker or dealer; (iii) a credit union; (iv) a national securities exchange, registered securities association or clearing agency; or (v) a savings association, hereby guarantees to deliver to the Exchange Agent at one of its addresses set forth above, the certificates representing the Old Notes (or a confirmation of book-entry transfer of such Old Notes into the Exchange Agent’s account at The Depository Trust Company), together with a properly completed and duly executed Letter of Transmittal, with any required signature guaranteed, and any other documents required by the Letter of Transmittal within three NYSE trading days after the Expiration Date.

The undersigned acknowledges that it must deliver the Letter(s) of Transmittal and the Old Notes tendered hereby to the Exchange Agent within the time period set forth above and that failure to do so could result in a financial loss to the undersigned.

Name of Firm:
(Authorized signature)

Address:		Title:

Name:
	(Zip Code)		(Please type or print)

Date:
Area Code and Telephone Number

NOTE:	DO NOT SEND OLD NOTES WITH THIS NOTICE OF GUARANTEED DELIVERY. OLD NOTES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.

NOTICE TO HOLDERS OF OLD NOTES

1.	Delivery of this Notice of Guaranteed Delivery. A properly completed and duly executed copy of this Notice of Guaranteed Delivery and any other documents required by this Notice of Guaranteed Delivery must be received by the Exchange Agent at its address set forth herein prior to the Expiration Date. The method of delivery of this Notice of Guaranteed Delivery and any other required documents to the Exchange Agent is at the election and sole risk of the holder, and the delivery will be deemed made only when actually received by the Exchange Agent. If delivery is by mail, registered mail with return receipt requested, properly insured, is recommended. As an alternative to delivery by mail, the holder may wish to consider using an overnight or hand delivery service. In all cases, sufficient time should be allowed to assure timely delivery. For a description of the guaranteed delivery procedures, see Instruction 1 of the Letter of Transmittal.

2.	Requests for Assistance or Additional Copies. Questions and requests for assistance or additional copies of the Prospectus may be directed to the Exchange Agent at the address specified above. Holders may also contact their broker, dealer, commercial bank, trust company, or other nominee for assistance concerning the Exchange Offer.